UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 16, 2009

iSHARES® S&P GSCI™ COMMODITY-INDEXED TRUST

(Exact name of registrant as specified in its charter)

iSHARES® S&P GSCI™ COMMODITY-INDEXED INVESTING POOL LLC

(Rule 140 Co-Registrant)

(Exact name of registrant as specified in its charter)

Delaware	001-32947 (Registrant) 001-32948 (Co-Registrant)	51-6573369 (Registrant) 34-2061331 (Co-Registrant)
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Barclays Global Investors International, Inc.

400 Howard Street

San Francisco, California 94105

Attn: BGI’s Product Management Team

Intermediary Investor and Exchange-Traded Products Department

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (415) 597-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On June 16, 2009, the board of directors of Barclays PLC, the ultimate parent company of (i) Barclays Global Investors, N.A., the trustee of the iShares® S&P GSCI™ Commodity-Indexed Trust (the “Trust”), (ii) Barclays Global Investors International, Inc., the sponsor (“Sponsor”) of the Trust and the manager of the iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC (the “Investing Pool”), and (iii) Barclays Global Fund Advisors, the advisor of the Investing Pool, accepted a binding offer and entered into an agreement to sell its interests in the Sponsor and certain affiliated companies to BlackRock, Inc. (the “BlackRock Transaction”). It is not expected that the BlackRock Transaction will materially affect the iShares® S&P GSCI™ Commodity-Indexed Trust, its shareholders or an investment in its shares. A copy of the Sponsor’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1	Press release dated June 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2009

iShares® S&P GSCI™ Commodity-Indexed Trust* (Registrant)

By:	Barclays Global Investors International, Inc.

By:	/s/ Geoffrey Flynn
Name:	Geoffrey Flynn
Title:	Managing Director

By:	/s/ Jack Gee
Name:	Jack Gee
Title:	Principal

iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC (Rule 140 Co-Registrant)

By:	Barclays Global Investors International, Inc., its Manager

By:	/s/ Geoffrey Flynn
Name:	Geoffrey Flynn
Title:	Managing Director

By:	/s/ Jack Gee
Name:	Jack Gee
Title:	Principal

*	The registrant is a trust. The individuals specified above are signing in their capacities as officers of Barclays Global Investors International, Inc., the sponsor of the trust.